UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 23, 2015
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 23, 2015, Midway Gold Corp. (the “Registrant”) filed a technical report titled “Amended NI 43-101 Technical Report On Resources Spring Valley Project”, dated December 19, 2014 and a technical report titled “Amended NI 43-101 Technical Report Updated Mineral Resource Estimate for the Gold Rock Project”, dated January 8, 2015 (collectively, the “Technical Reports”) with the securities regulatory authorities in Canada. The Technical Reports are hereby being furnished to the Securities and Exchange Commission (“SEC”) as Exhibit 99.1 and Exhibit 99.2, respectively, to this current report on Form 8-K to satisfy the Registrant’s “public disclosure” obligations under Regulation FD of the SEC. The Technical Reports were prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”) by Gustavson Associates, LLC and Global Resource Engineering Ltd., respectively.  In addition, on January 23, 2015, the Registrant issued the press release (the “Press Release”) clarifying the growth in resource at the Registrant's Spring Valley Project.  The Press Release is attached hereto as Exhibit 99.3.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein, in the Technical Reports and the Press Release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this current report on Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

All mineral resources in the Technical Reports have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Industry Guide 7 (“Guide 7”). NI 43-101 and Guide 7 standards are substantially different. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The Technical Reports use the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”. These terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Item 9.01. Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Amended NI 43-101 Technical Report On Resources Spring Valley Project, dated December 19, 2014
99.2	Amended NI 43-101 Technical Report Updated Mineral Resource Estimate for the Gold Rock Project, dated January 8, 2015
99.3	Press Release, dated January 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: January 28, 2015	By:	/s/ Bradley J. Blacketor
Bradley J. Blacketor Chief Financial Officer

EXHIBIT INDEX

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Amended NI 43-101 Technical Report On Resources Spring Valley Project, dated December 19, 2014
99.2	Amended NI 43-101 Technical Report Updated Mineral Resource Estimate for the Gold Rock Project
99.3	Press Release, dated January 23, 2015